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                  [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]



                                 September 13, 1996                  EXHIBIT 5.1



Gadzooks, Inc.
4801 Spring Valley Road, Suite 108B
Dallas, Texas 75244

Gentlemen:

         We have acted as counsel to Gadzooks, Inc., a Texas corporation (the "Company"), in connection with the proposed registration of 30,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as described in a Registration Statement on Form S-8 relating to the Common Stock to be issued under the Company's 1995 Non-employee Director Stock Option Plan (the "Plan") which Registration Statement is to be filed with the Securities and Exchange Commission.

         We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

         Based upon such examination and representations, we advise you that, in our opinion:

         A. The shares of Common Stock to be issued under the Plan which are to be registered pursuant to the Registration Statement have been duly and validly authorized by the Company.

         B. The shares of Common Stock to be issued under the Plan which are to be registered pursuant to the Registration Statement, when issued and delivered in accordance with the Plan, will be validly issued, fully paid and non-assessable.
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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

Gadzooks, Inc.
September 13, 1996
Page 2



         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                   Sincerely,

                                   /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.